 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 15, 2021 (March 13, 2021)

Date of Report (Date of earliest event reported)

AEGION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35328 (Commission File Number)	45-3117900 (I.R.S. Employer Identification No.)
17988 Edison Avenue Chesterfield, Missouri (Address of Principal Executive Offices)		63005 (Zip Code)
(636) 530-8000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[☒ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, $0.01 par value	AEGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K (the “Prior Form 8-K”) of Aegion Corporation, filed with the Securities and Exchange Commission on March 15, 2021, in which Aegion Corporation reported that it entered into the Amendment (as defined below) and issued a press release with respect thereto. This Amendment No. 1 amends the Prior Form 8-K by replacing the “Participants in Solicitation” legend. Except as stated in this Explanatory Note, no other information in the Prior Form 8-K is changed.

Item 1.01	Entry Into A Material Definitive Agreement.

On March 13, 2021, Aegion Corporation, a Delaware corporation (the “Company”), Carter Intermediate Inc., a Delaware corporation (“Parent”), and Carter Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), entered into Amendment No. 1 (the “Amendment”) to the previously announced Agreement and Plan of Merger, dated as of February 16, 2021 (the “Original Merger Agreement,” and, as amended by the Amendment, the “Merger Agreement”), by and among the Company, Parent and Merger Sub.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company continuing as the surviving corporation in the Merger and as a wholly-owned subsidiary of Parent.

The Amendment increases the merger consideration payable to holders of Aegion common stock by providing that, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), issued and outstanding as of immediately prior to the effective time of the Merger (other than shares of Common Stock (i) held in the treasury of the Company or owned by any direct or indirect wholly-owned subsidiary of the Company, (ii) owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Parent or (iii) for which appraisal rights have been properly demanded in writing in accordance with the General Corporation Law of the State of Delaware) will be cancelled and automatically converted into the right to receive $27.00 in cash, without interest and subject to applicable withholding (the “Merger Consideration”). Under the Original Merger Agreement, the Merger Consideration was $26.00 in cash, without interest.

The Amendment also increases, from $30 million to $40 million, the termination fee the Company will be required to pay to Parent if the Merger Agreement is terminated (i) by Parent or the Company due to the Merger not occurring by August 16, 2021 (the “Outside Date”) or by Parent due to the Company’s material breach of the Merger Agreement and, in each case, an acquisition proposal has been publicly made or made known to the Board of Directors of the Company (the “Company Board”) prior to the Company stockholders’ meeting (if held) or the termination of the Merger Agreement (if the Company stockholders’ meeting is not held), and within 12 months of termination the Company consummates a transaction with respect to such acquisition proposal (or any acquisition proposal that would have otherwise constituted an acquisition proposal if announced or made known to the Company Board prior to termination of the Merger Agreement), (ii) by either party due to a failure to receive the necessary approval from the Company’s stockholders and an acquisition proposal has been publicly made prior to the Company stockholders’ meeting and within 12 months of termination the Company consummates a transaction with respect to such acquisition proposal (or any acquisition proposal that would have otherwise constituted an acquisition proposal if announced or made known to the Company Board prior to termination of the Merger Agreement), (iii) by the Company to enter into an agreement with respect to a superior proposal from a competing buyer, (iv) by Parent due to the Company Board changing its recommendation in response to a superior proposal from a competing buyer or by (v) Parent for the Company’s breach, in any material respect, of its covenant not to solicit acquisition proposals from third parties.

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The Amendment also increases, from $60 million to $70 million, the termination fee Parent will be required to pay to the Company if the Merger Agreement is terminated by the Company if (i) the mutual closing conditions and Parent’s closing conditions (other than those to be satisfied at closing) have been satisfied, (ii) the Company certifies to Parent in writing that the Company’s closing conditions (other than those to be satisfied at closing) have been satisfied or are waived and that the Company stands ready to close for three business days immediately thereafter, (iii) the Company remains ready to close for such three day business period and (iv) Parent and Merger Sub fail to consummate the Merger within such three business day period.

The Amendment also amends the definition of “Superior Proposal” in the Original Merger Agreement to expressly require the Company Board to take into account (i) the financing (in addition to the legal, financial, regulatory and other) aspects of an acquisition proposal in the Company Board’s determination of whether such acquisition proposal amounts to a superior proposal and (ii) the anticipated timing to consummate the Transactions, and all legal, financial, regulatory, financing and other aspects, of an acquisition proposal as factors in the Company Board’s determination of whether or not such acquisition proposal is a superior proposal.

Parent has also, contemporaneously with the execution of the Amendment, delivered to the Company (i) an amended equity commitment letter entered into with New Mountain Partners VI, L.P. (“New Mountain”) to cover the additional aggregate Merger Consideration required to be paid by Parent in connection with the Merger as a result of the Amendment and which, together with the debt financing commitment delivered by Parent in connection with signing of the Original Merger Agreement, commit sufficient funds to Parent to consummate the Transactions and (ii) an amended limited guarantee in favor of Parent, pursuant to which New Mountain has guaranteed certain of Parent’s obligations, including payment of any termination fee Parent is required to pay pursuant to the terms of the Merger Agreement up to the amount of the increased termination fee provided for in the Amendment.

All other material terms of the Merger Agreement, which was previously filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K dated February 17, 2021, remain the same.

The foregoing summary description of the Amendment is subject to and qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1, and the terms of which are incorporated herein by reference.

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Item 8.01	Other Events.

On March 15, 2021, the Company issued a press release announcing that it had entered into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent the Company from specifically enforcing the obligations of Carter Intermediate, Inc. (Parent) and its wholly owned subsidiary, Carter Acquisition, Inc. (Merger Sub), under the merger agreement or recovering damages for any breach by Parent or Merger Sub; (2) the effects that any termination of the merger agreement may have on the Company or its business, including the risks that (a) the Company’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on the Company’s and its business, including the risks that as a result (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit key employees may be adversely affected, (d) the Company’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) the Company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on the Company’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against the Company and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated or supplemented by subsequent reports that the Company has filed or files with the SEC. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor the Company assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

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Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Merger Sub and the Company. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s website at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company’s Investor Relations at kcason@aegion.com or 1.800.325.1159.

Participants in Solicitation

The Company and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its annual report on Form 10-K filed with the SEC on March 10, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

 (d)

Exhibit No.	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 13, 2021, among Carter Intermediate, Inc., Carter Acquisition, Inc. and Aegion Corporation, filed herewith.

99.1	Press Release of Aegion Corporation dated March 15, 2021, filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

AEGION CORPORATION.

Date: March 15, 2021	By:	/s/ Mark. A. Menghini
Mark. A. Menghini
Senior Vice President, General Counsel and Secretary

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